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                                 EXHIBIT 21.1

                   SUBSIDIARIES OF NORSKE SKOG CANADA LIMITED

Norkse Skog Canada Limited has the following significant subsidiaries, all of which are wholly owned:

                                                                               Jurisdiction of
Subsidiary                                                                      Incorporation
----------                                                                     ----------------
Elk Falls Pulp and Paper Limited ...........................................   British Columbia
Norske Skog Canada Finance Limited .........................................   British Columbia
Norske Skog Canada (Japan) Ltd. ............................................   Japan
Norske Skog Canada Pulp Operations Limited .................................   British Columbia
Norske Skog Canada Pulp Sales Inc. .........................................   British Columbia
Norske Skog Canada Sales Inc. ..............................................   British Columbia
Norske Skog Canada Services (Hungary) Limited Liability Company ............   Hungary
Norske Skog Canada (USA) Inc. ..............................................   California
NSCL Holdings Inc. .........................................................   Delaware
NorskeCanada Partnership (1) ...............................................   British Columbia
Pacifica Papers Sales Ltd. .................................................   British Columbia
Pacifica Papers Sales Inc. .................................................   Delaware
Pacifica Poplars Ltd. ......................................................   British Columbia
Pacifica Poplars Inc. ......................................................   Delaware
Pacifica Papers U.S. Inc. ..................................................   Delaware
NSC Holdings (Barbados) Limited (2) ........................................   Barbados

(1) A general partnership, the partners of which are Norske Skog Canada Limited and Norske Skog Pulp Operations Limited.

(2)  This subsidiary is not a guarantor of the exchange notes.